Exhibit 10.3

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

BY AND BETWEEN

MILLHILL HOLDINGS LTD.,

AS ISSUER

AND

WILMINGTON TRUST COMPANY,

AS TRUSTEE

DATED AS OF JULY 31, 2015

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 31, 2015, between MILLHILL HOLDINGS LTD., a Bermuda exempted company (the “New Issuer”), and WILMINGTON TRUST COMPANY, a Delaware trust company, as trustee under the Indenture referred to below (the “Trustee”).

RECITALS

WHEREAS, Montpelier Re Holdings Ltd., a Bermuda exempted company (“Montpelier”), has heretofore executed and delivered to the Trustee that certain Junior Subordinated Indenture, dated as of January 6, 2006, between Montpelier and the Trustee (as heretofore amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of Montpelier’s unsecured junior subordinated deferrable interest notes (capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Indenture);

WHEREAS, pursuant to the Agreement and Plan of Merger, dated March 31, 2015, among Endurance Specialty Holdings Ltd. (“Endurance”), Montpelier and the New Issuer, Montpelier will merge with and into the New Issuer, with the New Issuer surviving the merger as a direct, wholly-owned subsidiary of Endurance;

WHEREAS, Section 8.1 of the Indenture provides that if Montpelier merges into another Person, the entity into which Montpelier is merged (1) shall be an entity organized and existing under the laws of the United States of America or any State or Territory thereof or the District of Columbia or Bermuda and (2) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest (including any Additional Interest) on all the Securities and the performance of every covenant of the Indenture on the part of Montpelier to be performed or observed;

WHEREAS, the New Issuer is a Bermuda exempted company;

WHEREAS, Section 9.1(a) of the Indenture provides that without the consent of any Holders, Montpelier, when authorized by a Board Resolution, and the Trustee may enter into a supplemental indenture to evidence the succession of another Person to Montpelier, and the assumption by any such successor of the covenants of Montpelier in the Indenture and in the Securities; and

WHEREAS, all acts and requirements necessary to authorize the execution and delivery of this Supplemental Indenture have been done or performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Issuer and the Trustee mutually covenant and agree as follows:

ARTICLE I

Successor Issuer

Section 1.1 Agreement to Assume Obligations. The New Issuer hereby agrees to expressly assume the due and punctual payment of the principal of and any premium and interest (including any Additional Interest) on all the Securities and the performance of every covenant of the Indenture on the part of Montpelier to be performed or observed.

Section 1.2 Amendment to Section 1.5(b) of the Indenture. Section 1.5(b) of the Indenture is hereby deleted in its entirety and replaced as follows:

“the Company by the Trustee, any Holder or any holder of Preferred Securities shall be sufficient for every purpose hereunder if in writing and mailed, first class, postage prepaid, to the Company addressed to it at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda, Attn: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company,”

Section 1.3 Notices. All notices or other communications to the New Issuer shall be given as provided in Section 1.5 of the Indenture, as amended by this Supplemental Indenture, at the address provided therein for the Company.

Section 1.4 Release of Obligations of Montpelier. Montpelier is hereby automatically released and discharged from all obligations under the Indenture and the Securities, without any further action on the part of Montpelier or the Trustee.

ARTICLE II

Miscellaneous Provisions

Section 2.1 Ratification and Incorporation of Indenture. As supplemented hereby, the Indenture is in all respects ratified and confirmed, and the Indenture as supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument. However, to the extent any provision of the Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture will govern and be controlling.

Section 2.2 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 2.3 Governing Law. This Supplemental Indenture and the rights and obligations of each of the Holders, the New Issuer and the Trustee shall be construed and enforced in accordance with and governed by the laws of the State of New York without reference to its conflict of laws provisions (other than Sections 5-1401 and 5-1402 of the General Obligations Law).

Section 2.4 Headings. The Article and Section headings herein are for convenience only and shall not affect the construction of this Supplemental Indenture.

Section 2.5 Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 2.6 Separability: If any provision in this Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

Section 2.7 Submission to Jurisdiction: ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS SUPPLEMENTAL INDENTURE MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS SUPPLEMENTAL INDENTURE, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

MILLHILL HOLDINGS LTD.

By:	/s/ John V. Del Col
Name:	John V. Del Col
Title:	Vice President

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Michael H. Wass
Name:	Michael H. Wass
Title:	Assistant Vice President

[Signature Page to First Supplemental Indenture]

Acknowledged by:

MONTPELIER RE HOLDINGS LTD.

By:	/s/ Michael S. Paquette
Name:	Michael S. Paquette
Title:	Executive Vice President & Chief Financial Officer

[Signature Page to First Supplemental Indenture]